                                                                       Exhibit 1


                                     FORM OF
                                     -------
                          SECURITIES EXCHANGE AGREEMENT
                          -----------------------------

         THIS SECURITIES EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of September, 1997 by and between _______________, a ____ corporation ("COMPANY A"), and Sophia Management Ltd., an Ohio limited liability company ("Sophia").

                                    RECITALS
                                    --------

         WHEREAS, ________ ("COMPANY B") issued to _______________ ("COMPANY A")
a Promissory Note, dated __________, in the original principal amount of $___________ (the "Note");

         WHEREAS, on _______, COMPANY B assigned the Note to ________ ("COMPANY C");

         WHEREAS, effective _________, COMPANY C merged with and into Alliance Holding Corporation ("AHC") [the "Merger"];

         WHEREAS, as a result of the Merger, AHC assumed all of the obligations of COMPANY C under the Note;

         WHEREAS, on April 3, 1997, Sophia agreed to assume all of the obligations of AHC to COMPANY A under the Note;

         WHEREAS, Sophia is the holder of certain shares of the Common Stock of International Alliance Services, Inc., a Delaware corporation ("IASI"), which shares are subject to a Lock-Up Agreement between Sophia and IASI dated April 3, 1997 containing certain contractual restrictions on the disposition of the Common Stock of IASI held by Sophia; and

         WHEREAS, Sophia and COMPANY A desire to satisfy, in full, the obligations under the AIM Note, all on the terms and conditions set forth below.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. EXCHANGE OF SECURITIES.

         (a) TRANSFER OF SECURITIES BY SOPHIA. Sophia hereby agrees to exchange, assign and transfer unto COMPANY A ______________ (___) shares of the Common Stock of IASI (the "IASI

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Shares"). Of the IASI Shares received by COMPANY A, ________________ (____)
shares (the "Lock-Up Shares") shall be subject to limitations and restrictions until October 18, 1998, all in accordance with that certain Lock-Up Agreement of even date herewith between IASI and COMPANY A (the "Lock-Up Agreement") in the form of EXHIBIT A attached hereto and made a part hereof by this reference. _________ (___) of the IASI Shares (the "Free Shares") shall not be subject to any contractual restriction on transfer.

         (b) SALE UNDER REGISTRATION STATEMENT. The delivery by Sophia of the IASI Shares under Section 1(a) above shall be made pursuant to the prospectus forming a part of Registration Statement No. 333 filed with the Securities Exchange Commission on May 27, 1997 by IASI (the "Registration Statement").

         (c) DELIVERY OF SHARES. With respect to the securities described in subsection (a) above of this Section 1, at the Delivery, Sophia shall deliver unto COMPANY A the Free Shares and the Lock-Up Shares to be evidenced by two certificates, each registered in the name of COMPANY A. The certificate evidencing the Lock-Up Shares shall contain a restrictive legend referencing the Lock-Up Agreement.

         (d) RELINQUISHMENT OF PROMISSORY NOTE BY COMPANY A. Upon delivery of the IASI Shares, COMPANY A shall accept the IASI Shares transferred by Sophia pursuant to subsections (a) and (b) above of this Section 1 as payment in full of all obligations owing by Sophia to COMPANY A under the Note. Upon such Delivery, COMPANY A shall relinquish the Note marked "Canceled" to Sophia.

         (e) MUTUAL RELEASE. Except as to their respective covenants, representations, warranties and obligations under this Agreement, (i) COMPANY A agrees to fully release Sophia and its respective officers, directors, employees, parents and subsidiaries from and against any and all actions, causes of actions, claims and demands of whatever kind or nature, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which COMPANY A has or may have against them by reason of any fact, matter or thing through the date of this Agreement, and (ii) Sophia agrees to fully release, acquit and discharge COMPANY A and its respective officers, directors, employees, shareholders, parents and subsidiaries from and against any and all actions, causes of actions, claims and demands of whatever kind or nature, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which Sophia has or may have against them by reason of any fact, matter or thing through the date of this Agreement.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SOPHIA. As a material inducement to COMPANY A to enter into this Agreement and consummate the transactions contemplated hereby, Sophia represents, warrants and, where applicable, covenants to COMPANY A as follows:

         (a) CORPORATE STATUS. Sophia is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. Sophia has all requisite corporate

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power and authority to own, lease and operate its properties and to carry on its business as now conducted. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of Sophia.

         (b) POWER AND AUTHORITY. Sophia has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Sophia has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by Sophia and constitutes a valid, legal and binding obligation of Sophia, enforceable against Sophia in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (d) NO VIOLATION. The execution and delivery by Sophia of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Sophia with the terms and provisions hereof, will not: (i) result in a breach of, or constitute a material default under (with or without due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration under, or create any obligation to pay money or otherwise perform a material act pursuant to, any of the terms, conditions, or provisions of any contract, agreement, promissory note or other instrument to which Sophia is a party or by which Sophia or a material portion of its assets or properties may be bound; (ii) conflict with, or result in any breach of any provision of, the Certificate of Incorporation or Bylaws or other governing instruments of Sophia; (iii) violate any domestic or foreign, federal, state or local law, rule, regulation, statute or ordinance applicable to or binding on Sophia or its properties, or any determination, ruling, decree or judgment of any arbitrator or a court or any other governmental or quasi-governmental entity, official or authority having jurisdiction over Sophia or any material portion of its assets or properties; or (iv) result in the imposition of any lien or encumbrance upon any of the capital stock, properties or assets of Sophia.

         (e) CONSENTS AND APPROVALS. No consent, approval, waiver or other action by any person or entity who is not a party to this Agreement or under any domestic or foreign, federal, state or local law, rule, regulation, statute or ordinance applicable to or binding on Sophia or its properties is required or necessary for the execution or delivery by Sophia of this Agreement or the consummation of the transactions contemplated hereby, or the performance by Sophia of its obligations hereunder, except (i) such consents, approvals, waivers or other actions as Sophia has already obtained, or (ii) where the failure to obtain such consents, approvals, waivers or other actions would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Sophia from performing its obligations hereunder, or result in the imposition of a material penalty, tax or other liability on COMPANY A.


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         (f) GOOD AND MARKETABLE TITLE. Upon delivery to COMPANY A of the certificates for the IASI Shares COMPANY A will acquire good, valid and marketable (except for the provisions of the Lock-Up Agreement) title to and beneficial record ownership of the IASI Shares. The IASI Shares are validly issued and outstanding and are fully paid and non-assessable.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY A. As a material inducement to Sophia to enter into this Agreement and consummate the transactions contemplated hereby, COMPANY A represents and warrants to Sophia as follows:

         (a) CORPORATE STATUS. COMPANY A is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. COMPANY A has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of COMPANY A.

         (b) POWER AND AUTHORITY. COMPANY A has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. COMPANY A has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by COMPANY A and constitutes a valid, legal and binding obligation of COMPANY A, enforceable against COMPANY A in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (d) NO VIOLATION. The execution and delivery by COMPANY A of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by COMPANY A with the terms and provisions hereof, will not: (i) result in a breach of, or constitute a material default under (with or without due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration under, or create any obligation to pay money or otherwise perform a material act pursuant to, any of the terms, conditions, or provisions of any contract, agreement, promissory note or other instrument to which COMPANY A is a party or by which COMPANY A or a material portion of its assets or properties may be bound; (ii) conflict with, or result in any breach of any provision of, the Articles of Incorporation or Code of Regulations or other governing instruments of COMPANY A; (iii) violate any domestic or foreign, federal, state or local law, rule, regulation, statute or ordinance application to or binding on COMPANY A or its properties, or any determination, ruling, decree or judgment of any arbitrator or a court or any other governmental or quasi-governmental entity, official or authority having jurisdiction over COMPANY A or any material portion of its assets or properties; or (iv) result in the imposition of any lien or encumbrance upon any of the capital stock, properties or assets of COMPANY A.

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         (e) CONSENTS AND APPROVALS. No consent, approval, waiver or other action by any person or entity who is not a party to this Agreement or under any domestic or foreign, federal, state or local law, rule, regulation, statute or ordinance applicable to or binding on COMPANY A or its properties is required or necessary for the execution or delivery by COMPANY A of this Agreement or the consummation of the transactions contemplated hereby, or the performance by COMPANY A of its obligations hereunder, except (i) such consents, approvals, waivers or other actions as COMPANY A has already obtained, or (ii) where the failure to obtain such consents, approvals, waivers or other actions would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent COMPANY A from performing its obligations hereunder, or result in the imposition of a material penalty, tax or other liability on Sophia.

4. CONDITIONS TO DELIVERY.

         (a) CONDITIONS TO THE OBLIGATIONS OF COMPANY A. The obligations of COMPANY A to accept the Delivery of the IASI Shares, and to deliver the Note, are also subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law.

                  (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Sophia contained in this Agreement shall be true and correct in all material respects as of the date of Delivery as though made on and as of the date of Delivery; and

                  (ii) AGREEMENTS AND COVENANTS. Sophia shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Sophia on or prior to the date of Delivery.

         (b) CONDITIONS TO THE OBLIGATIONS OF SOPHIA. The obligations of Sophia to proceed with Delivery of the IASI Shares and accept delivery of the Note are also subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of COMPANY A contained in this Agreement shall be true and correct in all material respects as of the date of Delivery as though made on and as of the date of Delivery; and

                  (ii) AGREEMENTS AND COVENANTS. COMPANY A shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by COMPANY A on or prior to the date of Delivery.

                  (iii) COMPANY A shall have delivered to Sophia a signed executed copy of the Lock-Up Agreement.

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5. DELIVERY.

         (a) PLACE AND TIME. The final settlement of the transactions contemplated by this Agreement (the "Delivery") shall take place on the third business day after COMPANY A shall have notified Sophia that COMPANY A shall have satisfied all of its conditions to the Delivery set forth in Section 4(b) above at such place and time as the parties may agree.

         (b) DELIVERIES AT DELIVERY.

                  (i) DELIVERIES BY SOPHIA. At the Delivery, Sophia shall deliver to COMPANY A one or more certificates representing in the aggregate the IASI Shares being sold, assigned and transferred to COMPANY A by Sophia in the number of shares set forth in Section 1(c) above.

                  (ii) DELIVERIES BY COMPANY A. At the Closing, COMPANY A shall deliver to Sophia the Note marked "Canceled" and the Lock Up Agreement executed by COMPANY A.

6. TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Delivery, as follows: (i) by written agreement of the parties; (ii) by COMPANY A if the
Delivery has failed to occur on or prior to         , 199 , or upon a breach
of any representation, warranty, covenant or agreement on the part of Sophia set forth in this Agreement, or if any representation or warranty of Sophia shall have become untrue; or (iii) by Sophia upon a breach of any representation, warranty, covenant or agreement on the part of COMPANY A set forth in this Agreement, or if any representation or warranty of COMPANY A shall have become untrue. Any such termination shall be without prejudice to any claim which any party may have against another party for breach of this Agreement (or any representations, warranty, covenant or agreement included herein).

7. ADDITIONAL AGREEMENTS.

         (a) FURTHER ASSURANCES; BEST EFFORTS. Each party to this Agreement shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and will use its best efforts to obtain the satisfaction of the conditions to the Delivery set forth in Section 4 above.

         (b) COOPERATION. Each party to this Agreement agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any legal requirement or the rules of the NASDAQ National Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any court or any other governmental or quasi-governmental entity, official or authority to any such transactions.

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         (c) SEC FILINGS RELATING TO TRANSFER OF SHARES. Each party to this
Agreement shall, at its own expense, file whatever documents with the SEC as may be necessary or advisable under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to report the transfer of IASI Shares as contemplated by this Agreement.

         (d) NOTIFICATION OF CERTAIN MATTERS. Sophia shall give prompt notice to COMPANY A and COMPANY A shall give prompt notice to Sophia, of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.

         (e) PUBLIC ANNOUNCEMENTS. Prior to the Delivery, none of the parties to this Agreement shall make any public release of information relating to the matters contemplated by this Agreement except that IASI may issue a press release in form and content satisfactory to Sophia upon the execution of this Agreement and/or upon the Delivery.

8. INDEMNIFICATION. Sophia shall indemnify and hold harmless COMPANY A against and from any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, compromises, costs and expenses (including, without limitation, attorneys' fees and expenses and the allocated cost and expenses of in-house counsel) or deficiencies (collectively, "Losses") resulting from a breach of a representation, warranty or covenant by Sophia and all claims, charges, actions or proceedings (collectively, "Proceedings") incident to or arising out of the foregoing. COMPANY A shall indemnify and hold harmless Sophia against and from any and all Losses resulting from a breach of a representation, warranty or covenant by COMPANY A and all Proceedings incident to or arising out of the foregoing.

         Any party entitled to indemnification under this Section 8 (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification hereunder (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have on account of this Section 8 so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (b) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its

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written consent, which shall not be unreasonably withheld or delayed by such
Indemnifying Party, but if settled with such consent or of there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party against any Loss by reason of such settlement or judgment.

9. MISCELLANEOUS.

         (a) NOTICES. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail, telex, telegram, telecopy or cable at its address set forth below:

If to Sophia:                  Sophia Management Ltd.
                               Cambridge Court at Eaton, Suite 500
                               28601 Chagrin Blvd.
                               Woodmere Village, Ohio 44122
                               Attention: Mr. Joseph E. LoConti
                               Telecopier: (216) 447-9137

with a copy to:                Anne L. Meyers & Associates Co., L.P.A.
                               Cambridge Court at Eton, Suite 500
                               28601 Chagrin Blvd.
                               Woodmere Village, OH  44122
                               Attention: Anne L. Meyers, Esq.
                               Telecopier: (216) 520-4350

If to COMPANY A:               COMPANY A
                               -----------
                               -----------
                               Attention:
                                         -----------
                               Telecopier:
                                         -----------


with a copy to:
                               -----------
                               -----------
                               -----------
                               Telecopier:
                                         -----------


or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 9(a). All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered; (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested; (iii) if sent by telegraph or cable, when delivered to the telegraph or cable company; or (iv) if sent by telex or telecopier, when sent. In order to be effective, any notice transmitted to an address outside the United States of America by any means other than telex or telecopier shall at the time of transmittal be duplicated by counterpart telex or telecopier notice.


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         (b) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by any of the parties, or their agents or representatives.
All statements as to factual matters contained in any certificate, exhibit or other instrument delivery by or on behalf of any party pursuant hereto or in connection with the transactions contemplated hereby, except as expressly provided therein, shall be deemed to be representations and warranties of such party hereunder as of the date of such certificate, exhibit or schedule.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Sophia may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of COMPANY A. Subject to the terms of the Lock-Up Agreement, COMPANY A may assign, grant participation in, sell, or otherwise transfer some or all of its interest in any of its rights under this Agreement.

         (d) ENTIRE AGREEMENT, AMENDMENT. This Agreement constitutes the entire agreement between Sophia and COMPANY A with respect to the subject matter hereof; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of all the parties hereto.

         (e) SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any party or set of circumstances, shall be determined to be unenforceable to any extent, the remainder of this Agreement, and the application of such provision to parties or circumstances other than those as to which it is determined to be unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio exclusive of choice of law provisions which would direct the application of another jurisdiction's law.

         (g) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

         (h) AMENDMENTS, APPROVALS AND WAIVERS. Whenever the waiver, permit, consent or approval of any kind by the parties (including, without limitation, approval of amendments to this Agreement) is required under this Agreement, the same must be in writing to be binding upon the parties hereto, and the same shall be effective and binding upon the parties only to the extent set forth in such writing.


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         (i) EXPENSES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         (j) CONSTRUCTION. The section headings are provided herein for convenience of reference only and shall not serve as a basis for interpretation or construction of this Agreement. Each party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including", and all variations thereof, shall not be deemed to be terms of limitation.

         (k) FURTHER ACTION. Each party hereto agrees to perform all further acts and to execute and deliver or cause to be executed and delivered all documents, instruments and agreements which may be reasonably necessary to carry out the intents and purposes of this Agreement or to enable the other party to enforce any of its rights under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


SOPHIA:                     SOPHIA MANAGEMENT LTD.


                            By:
                                ----------------------------------------

                            Its:
                                ----------------------------------------



COMPANY A:                  COMPANY A


                            By:
                                ----------------------------------------


                            Its:
                                ----------------------------------------




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